Exhibit 10.1
UNITED STATES OF AMERICA
DEPARTMENT OF THE TREASURY
COMPTROLLER OF THE CURRENCY

In the Matter of:	)	AA-EC-11-82
Mountain National Bank	)
Sevierville, Tennessee	)
STIPULATION AND CONSENT TO THE ISSUANCE
OF A CONSENT ORDER
WHEREAS, the Comptroller of the Currency of the United States of America (“Comptroller” or “OCC”) intends to initiate cease and desist proceedings against Mountain National Bank, Sevierville, Tennessee (“Bank”) pursuant to 12 U.S.C. § 1818 through the issuance of a Notice of Charges, for unsafe or unsound banking practices relating to capital, asset quality, earnings, ALLL, management, Call Report preparation, information technology. Failure to correct previously cited Matters Requiring Management Attention and for the failure to comply with the Formal Agreement dated January 26, 2009; WHEREAS, the Bank, in the interest of compliance and cooperation, and without admitting or denying any wrongdoing, consents to the issuance of a Consent Order, dated October 27, 2011 (“Order”) by executing this Stipulation and Consent to the Issuance of a Consent Order;
NOW THEREFORE, in consideration of the above premises, the Comptroller, through his authorized representative, and the Bank, through its duly elected and acting Board of Directors, hereby stipulate and agree to the following:
ARTICLE I
JURISDICTION
(1) The Bank is a national banking association chartered and examined by the Comptroller pursuant to the National Bank Act of 1864, as amended, 12 U.S.C. § 1 et seq.

(2) The Comptroller is “the appropriate Federal banking agency” regarding the Bank pursuant to 12 U.S.C. §§ 1813(q) and 1818(b).
(3) The Bank is an “insured depository institution” within the meaning of 12 U.S.C. § 1818(b)(1).
ARTICLE II
AGREEMENT
(1) The Bank, without admitting or denying any wrongdoing, hereby consents and agrees to the issuance of the Order by the Comptroller.
(2) The Bank further agrees that said Order shall be deemed an “order issued with the consent of the depository institution” as defined in 12 U.S.C. § 1818(h)(2), and consents and agrees that said Order shall become effective upon its issuance and shall be fully enforceable by the Comptroller under the provisions of 12 U.S.C. § 1818(i).
(3) Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C. § 1818(i), and not as a matter of contract law. The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.
(4) The Bank declares that no separate promise or inducement of any kind has been made by the Comptroller, or by his agents or employees, to cause or induce the Bank to consent to the issuance of the Consent Order and/or execute the Consent Order.

(5) The Bank also expressly acknowledges that no officer or employee of the Comptroller has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.
(6) The terms and provisions of the Stipulation and the Consent Order shall be binding upon, and inure to the benefit of, the parties hereto and their successors in interest. Nothing in this Stipulation or the Consent Order, express or implied, shall give to any person or entity, other than the parties hereto, and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Stipulation or the Consent Order.
ARTICLE III
WAIVERS
(1)	The Bank, by signing this Stipulation and Consent, hereby waives:
(a)	the issuance of a Notice of Charges pursuant to 12 U.S.C. § 1818(b);

(b)	any and all procedural rights available in connection with the issuance of the Order;

(c)	all rights to a hearing and a final agency decision pursuant to 12 U.S.C. § 1818(i), 12 C.F.R. Part 19

(d)	all rights to seek any type of administrative or judicial review of the Order; and any and all rights to challenge or contest the validity of the Order.

ARTICLE IV
CLOSING PROVISIONS
(1) The Bank agrees that the provisions of this Stipulation and Consent shall not inhibit, estop, bar, or otherwise prevent the Comptroller from taking any other action affecting the Bank if, at any time, it deems it appropriate to do so to fulfill the responsibilities placed upon it by the several laws of the United States of America.
IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller as his representative, has hereunto set his hand on behalf of the Comptroller.

/s/ Henry Fleming	October 27, 2011

Henry Fleming	Date
Director, Special Supervision Division

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Dwight Grizzell	October 27, 2011

Dwight Grizzell	Date

/s/ Gary Helton	October 27, 2011

Gary Helton	Date

/s/ Charlie Johnson	October 27, 2011

Charlie Johnson	Date

/s/ Sam Large	October 27, 2011

Sam Large	Date

/s/ Jeffrey Monson	October 27, 2011

Jeffrey Monson	Date

/s/ Linda Ogle	October 27, 2011

Linda Ogle	Date

/s/ Michael Ownby	October 27, 2011

Michael Ownby	Date

/s/ John Parker, Sr.	October 27, 2011

John Parker, Sr.	Date

/s/ Ruth Reams	October 27, 2011

Ruth Reams	Date